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EXHIBIT 23(c)


                       CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference (from the 1997 Annual Report on Form 10-K filed by Financial Security Assurance Holdings Ltd. ("FSA") -- in which filing our report was incorporated by reference from FSA's Annual Report to Shareholders) in the Registration Statements, as amended, pertaining to the Long-Term Incentive Plan (Form S-8, No. 33-5297), Medium-Term Notes Series A (Form S-3, No. 33-54006), Common Stock Warrants (Form S-3, No. 33-54749) and the Valley Group Employees' 401(K) Savings Plan (Form S-8, No. 333-30233) of Fund American Enterprises Holdings, Inc. and to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(K) Plan (Form S-8, No. 333-13027) of our report dated January 26, 1998 with respect to the consolidated financial statements of Financial Security Assurance Holdings Ltd. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and to the incorporation by reference in such Registration Statements of our report dated February 14, 1997 with respect to the consolidated financial statements of Valley Group, Inc. and Subsidiaries as of December 31, 1996 and for the year then ended (which is included as an exhibit in this Annual Report on Form 10-K).



                                                   /s/ Coopers & Lybrand L.L.P.


New York, New York
March 27, 1998